                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the registration statements of Dominion Homes, Inc. on Form S-8 (File Nos. 333-26817 and 333-40051) of our report dated January 27, 1999, on our audits of the financial statements of Dominion Homes, Inc. as of December 31, 1998, and 1997 and for the years ended December 31, 1998, 1997 and 1996, which report is included in the Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
------------------------------

Columbus, Ohio
March 19, 1999